Exhibit 23.2(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 of our report dated April 11, 2013 relating to the statements of financial condition of the United States Commodity Funds Trust I (the “Trust”) and the United States Asian Commodities Basket Fund, United States Gasoil Fund, United States Natural Gas Double Inverse Fund and United States Sugar Fund (each a series of the Trust) as of December 31, 2012 and to the reference to our Firm as “Experts” in the Prospectus.

/s/ SPICER JEFFRIES LLP

Greenwood Village, Colorado

April 11, 2013

Exhibit 23.2(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 of our report dated April 11, 2013 relating to the statements of financial condition for the years ended December 31, 2012 and 2011 of United States Commodity Funds LLC and Subsidiaries, and to the reference to our Firm as “Experts” in the Prospectus.

/s/ SPICER JEFFRIES LLP

Greenwood Village, Colorado

April 11, 2013